Exhibit 23(a)




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47765) of IKON Office Solutions, Inc. of our report dated July 13, 2000 relating to the financial statements of the IKON Office Solutions, Inc. Retirement Savings Plan as of December 31, 1999 and for the year then ended, which appears in this Form 11-K.




PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
July 13, 2000